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                                                                 EXHIBIT 3(a)(2)

                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                                 INCORPORATION

                                       OF

                             U.S. DRUG TESTING, INC.



It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is U.S. Drug Testing, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

         "FIRST: the name of the corporation (hereinafter called the "corporation") is LIFEPOINT, INC."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         The effective time of the amendment herein certified shall be February 27, 1998.


Signed on February 24, 1998



                                           /s/ Linda H. Masterson
                                           ----------------------
                                           Linda H. Masterson
                                           President and Chief Executive Officer